Exhibit 99



Form 3 Joint Filer Information

Name:				American Airlines, Inc.

Address:			4333 Amon Carter Blvd.
				Fort Worth, TX       76155

Designated Filer:		AMR Corp

Issuer & Ticker Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
  Requiring Statement:	12/16/03

Signature:			By:	s/Kenneth Wimberly
					Assistant Corporate Secretary